Exhibit 10.28

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of October 14, 2015 (this “Amendment”), among BDCA-CB Funding, LLC, as borrower (the “Borrower”), the Lenders (as defined below) party hereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), and Business Development Corporation of America, as collateral manager (in such capacity, “Collateral Manager”).

WHEREAS, the Borrower, Collateral Manager, the Administrative Agent, U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”), and the financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to the Credit and Security Agreement, dated as of June 27, 2014 (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”; except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein).

WHEREAS, the Borrower and the Collateral Manager request that the Lenders and the Administrative Agent amend the Existing Credit Agreement upon and subject to the terms and conditions set forth in this Amendment.

WHEREAS, these recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to the Existing Credit Agreement. From and after the Amendment Effective Date, the Existing Credit Agreement shall be amended as follows:

1.01.      References Generally. References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and each reference to the Existing Credit Agreement in the other Facility Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof”) shall be deemed to be references to the Existing Credit Agreement as amended hereby.

1.02.      Amended Language. Section 1.01 of the Existing Credit Agreement is hereby amended as follows:

(a)      The definition of “Advance Rate” is hereby amended and restated as follows:

“Advance Rate” means, as of any date of determination, (x) for any Standard Collateral Loan, 75%, (y) for any Unquoted / Single-Bid Collateral Loan, 60%, and (z) for any other Collateral Loan, a rate to be determined by the Administrative Agent on a case-by-case basis in its sole discretion.”

(b)      Clause (h) of the definition of “Collateral Manager Default” is hereby amended and restated as follows:

“(h)    So long as the Collateral Manager is the Equityholder or an Affiliate thereof, any three (3) Key People (or replacements reasonably acceptable to the Administrative Agent) shall (i) not be officers, employees or partners of the Equityholder, AR Capital, LLC (“ARC”), or AR Global Investments, LLC (“AR Global”), as applicable, or (ii) not be actively involved in the management of the Equityholder, ARC or AR Global, including, but not limited to, general management, management of the Collateral portfolio, underwriting, the credit approval process and credit monitoring activities, other than due to temporary absences for family leave, and such persons are not replaced with other individuals reasonably acceptable to the Administrative Agent within 60 days;”

(c)      Clause (a) of the definition of “Concentration Limitations” is hereby amended and restated as follows:

“(a) not more than 5.00% consists of obligations of any one Obligor (and Affiliates thereof);”

(d)      The definition of “Final Maturity Date” is hereby amended and restated as follows:

“Final Maturity Date” means June 27, 2018.”

(e)      The definition of “Management Agreement” is hereby amended as follows:

“Management Agreement” means the Amended and Restated Investment Advisory Agreement and Management Services Agreement, dated as of June 23, 2011, between BDCA and BDCA Adviser, LLC, or any comparable investment advisory agreement entered into in replacement thereof between BDCA and BDCA Adviser, LLC that is approved by both a majority of the non-interested directors and a majority of the outstanding stockholders of BDCA.”

(f)      The definition of “Reinvestment Period” is hereby amended and restated as follows:

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the date that is three (3) years after the Closing Date and (b) the date of the termination of the Commitments pursuant to Section 6.01.”

Section 2. Representations and Warranties of the Borrower and Collateral Manager. The Borrower and Collateral Manager represent and warrant to the Administrative Agent, the Lenders, the Collateral Agent and the Custodian that as of the Amendment Effective Date:

2.01.      each of the representations and warranties set forth in the Amended Credit Agreement and in the other Facility Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

2.02.       both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default, Event of Default or Collateral Manager Default shall have occurred and be continuing, or would result therefrom;

2.03.      no action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the financing contemplated hereby or any documentation executed in connection therewith, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this Amendment or the transactions contemplated hereby;

2.04.      all necessary governmental and material third party approvals and/or consents in connection with the transactions contemplated by this Amendment and otherwise referred to herein shall have been obtained and remain in effect; and

2.05.      each of the conditions in Section 3 hereof has been satisfied or waived by the Administrative Agent (other than such conditions to the extent required to be satisfactory to the Administrative Agent or the Lenders).

Section 3. Conditions Precedent. The amendments to the Existing Credit Agreement set forth in Section 1 above shall become effective as of the date (the “Amendment Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived:

3.01.      Execution. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Collateral Manager and the Required Lenders.

3.02.      Administrative Agent Fee. The Borrower shall have paid the administrative agent fee, as set forth in the Administrative Agent Fee Letter Agreement, dated as of the date hereof (the “Administrative Agent Fee Letter”), by and among the Borrower, the Collateral Manager and the Administrative Agent.

3.03.      Costs and Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, and the Custodian incurred in connection with this Amendment payable pursuant to Section 12.04 of the Amended Credit Agreement, including without limitation all reasonable and documented fees and out-of-pocket expenses of counsel to the Administrative Agent incurred in connection with the closing of the transactions contemplated this Amendment to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date.

3.04.      Certain Documents. The Administrative Agent shall have received each of the following, unless otherwise agreed by the Administrative Agent:

(a)      a fully executed copy of this Amendment;

(b)      a fully executed copy of the Administrative Agent Fee Letter; and

(c)      such other instruments, certificates and documents from the Borrower or the Collateral Manager as the Administrative Agent, any Lender, the Collateral Agent or the Custodian shall have reasonably requested.

Section 4. Reference to and Effect Upon the Existing Credit Agreement.

4.01.      Except as specifically amended or waived above, the Existing Credit Agreement and the other Facility Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

4.02.      The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Facility Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Facility Document.

Section 5. Reaffirmation. Each of the Borrower and the Collateral Manager hereby reaffirms its obligations under each Facility Document to which it is a party. The Borrower hereby reaffirms the grant of security contained in Section 7.01(a) of the Credit Agreement.

Section 6. Miscellaneous. This Amendment is a Facility Document for all purposes of the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

Section 7. GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BDCA-CB Funding, LLC, as Borrower

By: Business Development Corporation of America, its sole member

By:	/s/ Robert K. Grunewald
Name: Robert K. Grunewald
Title: President & CIO & COO

[Signature Page to Consent and First Amendment to Credit and Security Agreement]

BUSINESS DEVELOPMENT CORPORATION
OF AMERICA, as Collateral Manager

By:	/s/ Robert K. Grunewald
Name: Robert K. Grunewald
Title: President & CIO & COO

[Signature Page to First Amendment to Credit and Security Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Vincent Nocerino
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Consent and First Amendment to Credit and Security Agreement]